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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

Twinlab Corporation
Ronkonkoma, New York


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-48091 of Twinlab Corporation on Form S-3 of our report dated February 4, 1998 included in the Annual Report on Form 10-K of Twinlab Corporation for the year ended December 31, 1997 and to the use of our report dated February 4, 1998, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the references to us under the heading "Selected Historical Financial Data" and "Experts" in such Prospectus.


     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Twinlab Corporation listed in Part II at Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP

Jericho, New York

March 20, 1998